EXHIBIT 3.2

BYLAWS
OF
HARMONY METALS, INC.
(A FLORIDA CORPORATION)

ARTICLE I
SHARE CERTIFICATES

1.1           Issue of Certificates. The shares of Harmony Metals, Inc., a Florida corporation (the “Corporation”), shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates (and upon request every holder of uncertificated shares) shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, or the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

1.2           Legends for Preferences and Restrictions on Transfer.  The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.  Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer, and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions.  If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, or not registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

           1.3           Facsimile Signatures.  Any and all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

1.4           Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

1.5.           Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

1.6.           Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

ARTICLE II
MEETINGS OF SHAREHOLDERS

2.1           Annual Meeting.  The annual meeting of the shareholders of the Corporation shall be held sixty (60) days after the receipt of the financial statements of the preceding fiscal year at a place designated by the Board of Directors of the Corporation. The annual meeting of the shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the Corporation.

           2.2           Special Meetings.  Special meetings of the shareholders shall be held when directed by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors.  The call for the meeting shall be issued by the secretary, unless the Chairman of the Board, Chief Executive Officer, President or the Board of Directors shall designate another person to do so.

           2.3           Place.  Both annual and special meetings of shareholders may be held within or without the State of Florida.

           2.4           Notice.  Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the president, the secretary or the officer or the person calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.5           Notice of Adjourned Meeting.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting to which the adjournment is taken, and at the adjournment meeting, any business may be transacted that might have been transacted on the original date of the meeting.  If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

2.6           Closing of Transfer Books and Fixing Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Once a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

2.7           Shareholder Quorum and Voting.  The majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such items of business by that class or series.

If a quorum is present, an affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

After a quorum has been established at the shareholders' meetings, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

2.8           Conduct of Meeting.  The meeting of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting, the chairman of the board, if any; the president; a vice president; or, if none of the foregoing is in office, present and acting, by a chairman to be chosen by the shareholders. The secretary of the Corporation, or in his absence, an assistant secretary, shall act as secretary of every meeting, but if neither the secretary nor an assistant secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

2.9           Voting of Shares.  Except as otherwise provided in the Articles of
Incorporation, each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at the meeting of shareholders.  Treasury shares, shares of stock of this Corporation owned by another corporation (the majority of the voting stock of which is owned or controlled by this Corporation), and shares of stock of this Corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any such meeting and shall not be counted in determining the total number of outstanding shares at any given time.

A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact.

At each election for directors, every shareholder entitled to vote at election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Such shareholder shall not have the right to accumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder; or in the absence of any applicable bylaws, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in the case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be continued in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee or his nominee shall be entitled to vote the shares so transferred.

On and after the date on which written notice of redemption or redeemable shares has been mailed to the holders thereof in a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

           2.10           Proxies.  Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the shareholder or his attorney-in-fact.  A signed proxy is presumed valid. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or such death is received by the corporate officer responsible for maintaining the list of shareholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

2.11           Action by Shareholders Without a Meeting. Any action required by law, these Bylaws or the Articles of Incorporation of this Corporation, to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without vote, if a consent in writing setting forth the action so taken shall be signed by the shareholders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon as a class, such written consent shall be required by the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which the dissenters’ rights are provided for by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the further provisions of law regarding the rights of dissenting shareholders.

ARTICLE III
DIRECTORS

3.1           Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors (“Board” or “Board of Directors”).

3.2           Qualification.  Directors need not be residents of this state or shareholders of this Corporation.

3.3           Compensation.  The Board of Directors shall have the authority to fix the compensation of directors.

3.4           Duties of Directors.  A director shall perform his duties as a director, including his duties as a member of any committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on Information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)           One or more officers or employees of the Corporation whom the director reasonable believes to be reliable and competent in the matter presented;

(b)           Counsel, public accountants or other persons as to matters which the director reasonable believes to be within such person’s professional or expert competence; or

(c)           A committee of the Board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonable believes to merit competence.

A director shall not be considered to be acting in good faith if he has knowledge of the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of this Corporation.

3.5           Number.  This Corporation shall have a minimum of four (4) directors and a maximum of eleven (11) directors. The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the terms of any incumbent director.

3.6           Election and Term.  Each person named in the Articles of Incorporation or by the Incorporator as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until a successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of the shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

           3.7           Vacancies.  Any vacancies occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders.

3.8           Removal of Directors.  At a meeting of the shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.9           Quorum in Voting.  A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.10           Board Committees.  The Board of Directors may, by resolution adopted by a majority of the Board, designate and appoint one or more of the following committees, which shall be comprised of member so the Board of Directors:

(a)           Executive Committee.  The Board of Directors may elect from among its members an Executive Committee to whom may be delegated, from time to time and until further order of the Board of Directors, any or all of the powers of said Board in connection with the affairs of the Corporation.

(b)           Standing and Other Committees.  The Board of Directors may appoint standing or such other committees of directors, officers or otherwise as deemed desirable including, but not limited to: (1) Nominating Committee; (2) Finance Committee; (3) Audit Committee; (4) Compensation Committee.

Standing committees shall have the responsibilities and duties as set forth by the Board and shall have their members appointed by the Board of Directors from within or without its own membership, at any meeting held for that purpose. In every case, standing committees shall be subject to the general supervision of the Board of Directors to whom each of them shall make a report not less often than annually, containing such recommendations as its membership deems necessary, appropriate or desirable. Other committees, temporary or continuing, shall act with respect to such special or general problems as the Board of Directors may, from time to time, determine. Any or all of such other committee or committees may be terminated at any time by the Board of Directors.

3.11           Place of Meetings.  Regular and special meetings by the Board of Directors may be held within or without the State of Florida. Meeting shall be held at such place as shall be fixed by the Board.

3.12           Time, Notice and Call of Meetings.  Regular meetings of the Board of Directors shall be held immediately following the annual shareholders meeting. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, facsimile, telegram or cablegram at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the chairman of the board, by the president of the Corporation or by any one or more directors.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

3.13           Action Without a Meeting.  Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee.  Such consent shall have the same effect as a unanimous vote.

ARTICLE IV
INDEMNIFICATION

4.1           Indemnification.  Each person who at any time is, or shall have been, a director, officer, employee or agent of the Corporation, and is threatened to be or is made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent allowed under the Florida Statutes and such expenses shall be advanced as incurred upon receipt of an undertaking to repay such amount if such person is found not to be entitled to such indemnification pursuant to such Section. The foregoing right of indemnification shall in no way be exclusive of any other rights or indemnification to which any such director, officer, employee or agent may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE V
OFFICERS

5.1           Officers.  The officers of this Corporation consist of a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person. The failure to elect a president, vice president, secretary or treasurer shall not affect the existence of this corporation.

5.2           Duties.  The officers of the corporation shall have the following duties:

(a)           Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board shall also serve as the chairman of any executive committee.

(b)           Chief Executive Officer.  Subject to the control of the Board of Directors, the Chief Executive Officer, in conjunction with the President, shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors. The Chief Executive Officer shall also serve as the vice-chairman of any executive committee.

(c)           President.  Subject to the control of the Board of Directors, the President, in conjunction with the Chief Executive Officer, shall have general and active management of the business of the Corporation and shall have such powers and perform such duties as may be prescribed by the Board of Directors.  In the absence of the Chairman of the Board and the Chief Executive Officer or in the event the Board of Directors shall not have designated a Chairman of the Board and a Chief Executive Officer shall not have been elected, the President shall preside at meetings of the shareholders and the Board of Directors. The President shall also serve as the vice-chairman of any executive committee.

(d)           Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Chief Executive Officer, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall prescribe or as the President may from time to time delegate. Executive Vice Presidents shall be senior to Senior Vice Presidents, and Senior Vice Presidents shall be senior to all other Vice Presidents.

(e)           Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(f)           Chief Financial Officer. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(g)           Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(h)           Other Officers; Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to such person by the Board of Directors, the officer so appointing such person or such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

5.3           Removal of Officers.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby.  Any officer or agent elected by the shareholders may be removed only by vote of the shareholders, unless the shareholders shall have authorized the directors to remove such officer or agent.  Any vacancy, however occurring, in any office may be filled by the Board of Directors, unless the Bylaws shall have expressly reserved such powers to the shareholders.  Removal of any officer shall by without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

                 5.4           Compensation of Officers.  The officers shall receive such salary or compensation as may be determined by the Board of Directors.

ARTICLE VI
BOOKS AND RECORDS

6.1           Books and Records.  This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of directors.

This Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all the shareholders and the number, or class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

6.2           Shareholders’ Inspection Rights. Any person who shall have been a holder of record of shares or of voting trust certificates therefore at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any purposes if relevant, books and records of account, minutes and records of shareholders and to make extracts therefrom.

6.3           Financial Information.  Not later than four (4) months after the close of each fiscal year, this Corporation shall prepare a balance sheet showing in reasonable detail the financial conditions of the Corporation as the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon written request of any shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such filed balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Corporation in this State, shall be kept for at least five (5) years and shall be subject to inspection during the business hours by any shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VII
GENERAL PROVISIONS

7.1           Dividends. The Board of Directors of this Corporation may, from time to time, declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would be contrary to any restrictions contained in the Articles of Incorporation and shall be subject to the provisions of Chapter 607, Florida Statutes.

7.2           Reserves.  The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

7.3           Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.4           Fiscal Year.  The fiscal year of the Corporation shall end on September 30th of each year, unless otherwise fixed by resolution of the Board of
Directors.

7.5           Seal.  The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.6           Gender.  All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

ARTICLE VIII
AMENDMENT

8.1           Amendment.  Except as otherwise set forth herein, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.  No such amendment may terminate the right to indemnification and advancement of expenses provided for herein to any person covered at any time by such provisions.